                              JOHN HANCOCK FUNDS II

                              SUBADVISORY AGREEMENT

     AGREEMENT made this ___ day of ____, 2005, between John Hancock Investment Management Services, LLC, a Delaware limited liability company (the "Adviser"), and MFC Global Investment Management (U.S.A.) Limited, a Canadian corporation (the "Subadviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.   APPOINTMENT OF SUBADVISER

     The Subadviser undertakes to act as investment subadviser to, and, subject to the supervision of the Trustees of John Hancock Funds II (the "Trust") and the terms of this Agreement, to manage the investment and reinvestment of the assets of the Portfolios specified in Appendix A to this Agreement as it shall be amended by the Adviser and the Subadviser from time to time (the "Portfolios"). The Subadviser will be an independent contractor and will have no authority to act for or represent the Trust or Adviser in any way except as expressly authorized in this Agreement or another writing by the Trust and Adviser.

2.   SERVICES TO BE RENDERED BY THE SUBADVISER TO THE TRUST

a. Subject always to the direction and control of the Trustees of the Trust, the Subadviser will manage the investments and determine the composition of the assets of the Portfolios in accordance with the Portfolios' registration statement, as amended. In fulfilling its obligations to manage the investments and reinvestments of the assets of the Portfolios, the Subadviser will:

     i. obtain and evaluate pertinent economic, statistical, financial and other information affecting the economy generally and individual companies or industries the securities of which are included in the Portfolios or are under consideration for inclusion in the Portfolios;

     ii. formulate and implement a continuous investment program for each Portfolio consistent with the investment objectives and related investment policies for each such Portfolio as described in the Trust's registration statement, as amended;

     iii. take whatever steps are necessary to implement these investment programs by the purchase and sale of securities including the placing of orders for such purchases and sales;

     iv. regularly report to the Trustees of the Trust with respect to the implementation of these investment programs; and

     v. provide determinations, in accordance with procedures and methods established by the Trustees of the Trust, of the fair value of securities held by the Portfolios for which market quotations are not readily available for purposes of enabling the Trust's Custodian to calculate net asset value.

b. The Subadviser, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Portfolios (excluding determination of net asset value and shareholder accounting services).

c. The Subadviser will select brokers and dealers to effect all transactions subject to the following conditions: The Subadviser will place all orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable. The Subadviser is directed at all times to seek to execute brokerage transactions for the Portfolios in accordance with such policies or practices as may be established by the Trustees and described in the Trust's registration statement as amended. The Subadviser may pay a broker-dealer which provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the Subadviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the Subadviser's overall responsibilities with respect to accounts managed by the Subadviser. The Subadviser may use for the benefit of the Subadviser's other clients, or make available to companies affiliated with the Subadviser or to its directors for the benefit of its clients, any such brokerage and research services that the Subadviser obtains from brokers or dealers.

d. The Subadviser will maintain all accounts, books and records with respect to the Portfolios as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act of 1940 (the "Investment Company Act") and Investment Advisers Act of 1940 (the "Investment Advisers Act") and the rules thereunder.

e. The Subadviser shall vote proxies relating to the Portfolio's investment securities in accordance with the Trust's proxy voting policies and procedures, which provide that the Subadviser shall vote all proxies relating to securities held by the Portfolio and, subject to the Trust's policies and procedures, shall use proxy voting policies and procedures adopted by the Subadviser in conformance with Rule 206(4)-6 under the Investment Advisers Act. The Subadviser shall review its proxy voting activities on a periodic basis with the Trustees.

3.   COMPENSATION OF SUBADVISER

     The Adviser will pay the Subadviser with respect to each Portfolio the compensation specified in Appendix A to this Agreement.

4.   LIABILITY OF SUBADVISER

     Neither the Subadviser nor any of its officers or employees shall be liable to the Adviser or Trust for any loss suffered by the Adviser or Trust resulting from any error of judgment made in the good faith exercise of the Subadviser's investment discretion in connection with selecting Portfolio investments except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Subadviser or any of its officers or employees; and neither the Subadviser nor any of its officers or employees shall be liable to the Adviser or Trust for any loss suffered by the Adviser or Trust resulting from any other matters to which this Agreement relates (i.e., those other matters specified in Sections 2 and 8 of this Agreement), except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from disregard of, the duties of the Subadviser or any of its employees.

5.   SUPPLEMENTAL ARRANGEMENTS

     The Subadviser may enter into arrangements with other persons affiliated with the Subadviser to better enable it to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Subadviser.

6.   CONFLICTS OF INTEREST

     It is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in the Subadviser as trustees, officers or otherwise; that directors, officers and agents of the Subadviser are or may be interested in the Trust as trustees, officers, shareholders or otherwise; that the Subadviser may be interested in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Trust and the Certificate of Incorporation of the Subadviser, respectively, or by specific provision of applicable law.

7.   REGULATION

     The Subadviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

8.   DURATION AND TERMINATION OF AGREEMENT

     This Agreement shall become effective with respect to each Portfolio on the later of (i) its execution, (ii) the effective date of the registration statement of the Portfolio and (iii) with respect to each Portfolio except the Money Market Portfolio, the date of the meeting of the shareholders of the Portfolio, at which meeting this Agreement is approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Portfolio. The Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either by the Trustees of the Trust or by a majority of the outstanding voting securities of each of the Portfolios, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the Investment Company Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of that Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement or (b) all the portfolios of the Trust.

     If the shareholders of any Portfolio fail to approve the Agreement or any continuance of the Agreement, the Subadviser will continue to act as investment subadviser with respect to such Portfolio pending the required approval of the Agreement or its continuance or of any contract with the Subadviser or a different adviser or subadviser or other definitive action; provided, that the compensation received by the Subadviser in respect of such Portfolio during such period is in compliance with Rule 15a-4 under the Investment Company Act.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Trust, by the vote of a majority of the outstanding voting securities of the Trust, or with respect to any Portfolio by the vote of a majority of the outstanding voting securities of such Portfolio, on sixty days' written notice to the Adviser and the Subadviser, or by the Adviser or Subadviser on sixty days' written notice to the Trust and the other party. This agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company
Act) or in the event the Advisory Agreement between the Adviser and the Trust terminates for any reason.

9.   PROVISION OF CERTAIN INFORMATION BY SUBADVISER

     The Subadviser will promptly notify the Adviser in writing of the occurrence of any of the following events:

a. the Subadviser fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

b. the Subadviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and

c. any change in actual control or management of the Subadviser or the portfolio manager of any Portfolio.

10.  CONSULTATION WITH SUBADVISERS TO OTHER TRUST PORTFOLIOS

     As required by Rule 17a-10 under the Investment Company Act of 1940, the Subadviser is prohibited from consulting with the entities listed below concerning transactions for a Portfolio in securities or other assets:

     1.   other subadvisers to a Portfolio

     2.   other subadvisers to a Trust portfolio

     3. other subadvisers to a portfolio under common control with the Portfolio

11.  AMENDMENTS TO THE AGREEMENT

     This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the outstanding voting securities of each of the Portfolios affected by the amendment and by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of that Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the amendment or (b) all the portfolios of the Trust.

12.  ENTIRE AGREEMENT

     This Agreement contains the entire understanding and agreement of the parties.

13.  HEADINGS

     The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

14.  NOTICES

     All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust or applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

15.  SEVERABILITY

     Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

16.  GOVERNING LAW

     The provisions of this Agreement shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of The Commonwealth of Massachusetts, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

17.  LIMITATION OF LIABILITY

     The Agreement and Declaration of Trust, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name " John Hancock Funds II" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction of any obligation or claim, in connection with the affairs of the Trust or any portfolio thereof, but only the assets belonging to the Trust, or to the particular Portfolio with respect to which such obligation or claim arose, shall be liable.

18.  CONFIDENTIALITY OF TRUST PORTFOLIO HOLDINGS

     The Subadviser agrees to treat Trust portfolio holdings as confidential information in accordance with the Trust's "Policy Regarding Disclosure of Portfolio Holdings," as such policy may be amended from time to time, and to prohibit its employees from trading on any such confidential information.

19.  COMPLIANCE

     Upon execution of this Agreement, the Subadviser shall provide the Adviser with the Subadviser's written policies and procedures ("Compliance Policies") as required by Rule 206(4)-7 under the Investment Advisers Act. Throughout the term of this Agreement, the Subadviser shall promptly submit to the Adviser: (i) any material changes to the Compliance Policies, (ii) notification of the commencement of a regulatory examination of the Subadviser and documentation describing the results of any such examination and of any periodic testing of the Compliance Policies, and (iii) notification of any material compliance matter that relates to the services provided by the Subadviser to the Trust including but not limited to any material violation of the Compliance Policies or of the Subadviser's code of ethics and/or related code. Throughout the term of this Agreement, the Subadviser shall provide the Adviser with any certifications, information and access to personnel and resources (including those resources that will permit testing of the Compliance Policies by the Adviser) that the Adviser may reasonably request to enable the Trust to comply with Rule 38a-1 under the Investment Company Act.

         (THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

                                        JOHN HANCOCK INVESTMENT MANAGEMENT
                                        SERVICES, LLC

                                        By: John Hancock Life Insurance Company
                                            (U.S.A.), Managing Member


                                        By:
                                            ------------------------------------
                                            John D. DesPrez III
                                            Chairman


                                        MFC GLOBAL INVESTMENT MANAGEMENT
                                        (U.S.A.) LIMITED


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   APPENDIX A

     The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the "Subadviser Fee"):

PORTFOLIO              AGGREGATE NET ASSETS*
---------              ---------------------
Emerging Growth Fund           0.350%

                                                         BETWEEN
                                        FIRST         $1.5 BILLION       EXCESS OVER
                                    $1.5 BILLION     AND $7.5 BILLION   $7.5 BILLION
                                  OF AGGREGATE NET     OF AGGREGATE     OF AGGREGATE
PORTFOLIO                              ASSETS*          NET ASSETS*      NET ASSETS*
---------                         ----------------   ----------------   ------------
Lifestyle Aggressive 1000 Fund         0.050%             0.0265%          0.0165%
Lifestyle Growth 820 Fund              0.050%             0.0265%          0.0165%
Lifestyle Balanced 640 Fund            0.050%             0.0265%          0.0165%
Lifestyle Moderate 460 Fund            0.050%             0.0265%          0.0165%
Lifestyle Conservative 280 Fund        0.050%             0.0265%          0.0165%

                                      FIRST       EXCESS OVER
                                  $500 MILLION   $500 MILLION
                                  OF AGGREGATE   OF AGGREGATE
PORTFOLIO                          NET ASSETS*    NET ASSETS*
---------                         ------------   ------------
Pacific Rim Fund                     0.350%         0.250%

                                FIRST       EXCESS OVER
                             $50 MILLION    $50 MILLION
                            OF AGGREGATE   OF AGGREGATE
PORTFOLIO                    NET ASSETS*    NET ASSETS*
---------                   ------------   ------------
Quantitative All Cap Fund      0.300%         0.250%

                                FIRST       EXCESS OVER
                            $200 MILLION   $200 MILLION
                            OF AGGREGATE   OF AGGREGATE
PORTFOLIO                    NET ASSETS*    NET ASSETS*
---------                   ------------   ------------
Quantitative Mid Cap Fund      0.300%         0.200%

                                            BETWEEN
                              FIRST      $500 MILLION     EXCESS OVER
                          $500 MILLION   AND $1 BILLION   $1 BILLION
                          OF AGGREGATE   OF AGGREGATE    OF AGGREGATE
PORTFOLIO                  NET ASSETS*    NET ASSETS*     NET ASSETS*
---------                 ------------   --------------  ------------
Quantitative Value Fund      0.250%         0.200%          0.150%

                           FIRST       EXCESS OVER
                       $500 MILLION   $500 MILLION
                       OF AGGREGATE   OF AGGREGATE
PORTFOLIO               NET ASSETS*    NET ASSETS*
---------              ------------   ------------
500 Index  Fund B         0.020%         0.010%
Money Market Fund B       0.050%         0.020%
Money Market Fund         0.050%         0.020%

                                                     BETWEEN
                                    FIRST         $250 MILLION       EXCESS OVER
                                $250 MILLION   AND $500 MILLION OF   $500 MILLION
                                OF AGGREGATE        AGGREGATE        OF AGGREGATE
PORTFOLIO                        NET ASSETS*       NET ASSETS*       NET ASSETS*
---------                       ------------   -------------------   ------------
Small Cap Index Fund               0.040%             0.030%            0.010%
Mid Cap Index Fund                 0.040%             0.030%            0.010%
Total Stock Market Index Fund      0.040%             0.030%            0.010%
500 Index Fund                     0.020%             0.020%            0.010%

* The term Aggregate Net Assets includes the net assets of a Portfolio of the Trust. It also includes with respect to each Portfolio the net assets of one or more other portfolios as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee, the net assets of the Portfolio and each other portfolio of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

TRUST PORTFOLIO(S)                    OTHER PORTFOLIO(S)
------------------                    ------------------
Lifestyle Aggressive 1000 Fund   --   Lifestyle Growth 820 Trust
                                      Lifestyle Balanced 640 Trust
                                      Lifestyle Moderate 460 Trust
                                      Lifestyle Conservative 280 Trust,
                                      each a series of John Hancock Funds II and

                                      Lifestyle Aggressive Trust
                                      Lifestyle Growth Trust
                                      Lifestyle Balanced Trust

TRUST PORTFOLIO(S)                    OTHER PORTFOLIO(S)
------------------                    ------------------
Lifestyle Aggressive 1000 Fund        Lifestyle Moderate Trust
(continued)

                                      Lifestyle Conservative Trust,
                                      each a series of John Hancock Trust

Lifestyle Growth 820 Fund             Lifestyle Aggressive 1000 Trust
                                      Lifestyle Balanced 640 Trust
                                      Lifestyle Moderate 460 Trust
                                      Lifestyle Conservative 280 Trust,
                                      each a series of John Hancock Funds II and

                                      Lifestyle Aggressive Trust
                                      Lifestyle Growth Trust
                                      Lifestyle Balanced Trust
                                      Lifestyle Moderate Trust
                                      Lifestyle Conservative Trust, each a series of
                                      John Hancock Trust

Lifestyle Balanced 640 Fund           Lifestyle Aggressive 1000 Trust
                                      Lifestyle Growth 820 Trust
                                      Lifestyle Moderate 460 Trust
                                      Lifestyle Conservative 280 Trust,
                                      each a series of John Hancock Funds II and

                                      Lifestyle Aggressive Trust
                                      Lifestyle Growth Trust
                                      Lifestyle Balanced Trust
                                      Lifestyle Moderate Trust
                                      Lifestyle Conservative Trust, each a series of
                                      John Hancock Trust

Lifestyle Moderate 460 Fund           Lifestyle Aggressive 1000 Trust
                                      Lifestyle Growth 820 Trust
                                      Lifestyle Balanced 640 Trust
                                      Lifestyle Conservative 280 Trust,
                                      each a series of John Hancock Funds II and

                                      Lifestyle Aggressive Trust
                                      Lifestyle Growth Trust
                                      Lifestyle Balanced Trust
                                      Lifestyle Moderate Trust
                                      Lifestyle Conservative Trust, each a series of
                                      John Hancock Trust

TRUST PORTFOLIO(S)                    OTHER PORTFOLIO(S)
------------------                    ------------------
Lifestyle Conservative 280 Fund       Lifestyle Aggressive 1000 Trust
                                      Lifestyle Growth 820 Trust
                                      Lifestyle Balanced 640 Trust
                                      Lifestyle Moderate 460 Trust ,
                                      each a series of John Hancock Funds II and

                                      Lifestyle Aggressive Trust
                                      Lifestyle Growth Trust
                                      Lifestyle Balanced Trust
                                      Lifestyle Moderate Trust
                                      Lifestyle Conservative Trust,
                                      each a series of John Hancock Trust.

Pacific Rim Fund                      Pacific Rim Trust, a series of John Hancock
                                      Trust

Quantitative All Cap Fund             Quantitative All Cap Trust, a series of John
                                      Hancock Trust

Quantitative Mid Cap Fund             Quantitative Mid Cap Trust, a series of John
                                      Hancock Trust

Quantitative Value Fund               Quantitative Value Trust, a series of John
                                      Hancock Trust

Quantitative Equity Fund              Quantitative Equity Trust, a series of John
                                      Hancock Trust

50 Index Fund B                       500 Index Trust B, a series of John Hancock
                                      Trust

Money Market Index Fund B             Money Market Index Trust B, a series of John
                                      Hancock Trust

Money Market Fund                     Money Market Trust, a series of John Hancock
                                      Trust

Small Cap Index Fund                  Small Cap Index Trust, a series of John
                                      Hancock Trust

Mid Cap Index Fund                    Mid Cap Index Trust, a series of John Hancock
                                      Trust

Total Stock Market Index Fund         Total Stock Market Index Trust, a series of
                                      John Hancock Trust

500 Index Fund                        500 Index Trust, a series of John Hancock
                                      Trust

     The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the "Applicable Annual Fee Rate"). The Subadviser Fee for each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

                              JOHN HANCOCK FUNDS II

              AMENDED AND RESTATED SUBADVISORY CONSULTING AGREEMENT

      AGREEMENT made this ___ day of _____, 2005, among John Hancock Investment Management Services, LLC, a Delaware limited liability company, ("the Adviser"), MFC Global Investment Management (U.S.A.) Limited, a Canadian corporation (the "Subadviser"), and Deutsche Asset Management, Inc., a Delaware corporation ("Deutsche"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.    APPOINTMENT OF DEUTSCHE

      Deutsche undertakes to provide the services described in Section 2 below in connection with the Subadviser's management of the Lifestyle Funds listed in Appendix A (collectively, the "Lifestyle Trusts"), subject to the supervision of the Trustees of John Hancock Funds II (the "Trust") and the Adviser. Deutsche will be an independent contractor and will have no authority to act for or represent the Trust, Adviser or Subadviser in any way except as expressly authorized in this Agreement or another writing by the Trust, the Adviser and Subadviser.

      Deutsche represents that it is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Investment Advisers Act").

2.    SERVICES TO BE RENDERED BY DEUTSCHE

a. Deutsche will provide the Subadviser the following information and services as may be requested by the Subadviser from time to time:

      i.

            - calculate the probability that the subadvisers to the nonLifestyle Trust portfolios outperform their performance benchmarks;

            - perform statistical performance analysis of historical manager returns for managers that the Subadviser would like to include in its potential line up on a quarterly basis;

            - using a combination of sources, including Deutsche's proprietary optimization technology, Deutsche will seek to optimize Lifestyle Trust investments consistent with the performance objective specified by the Subadviser (i.e. the probability of out-performing a benchmark, minimum shortfall relative to the benchmark, and specification of the benchmark for each Lifestyle Trust, and any constraints that the Subadviser may specify on allocations to nonLifestyle Portfolios) on a quarterly basis;

            - consult with the Subadviser to explain proposed allocations on a quarterly basis and review past performance of the Lifestyle Trusts provided that

                  Deutsche is given information on the performance of these Lifestyle Trusts and the actual allocations implemented.

b. Deutsche, at its expense, will furnish all necessary (i) investment and management facilities, including salaries of personnel required for it to execute its duties faithfully under this Agreement, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary to execute its obligations under this Agreement.

c. Deutsche shall be entitled to sub-delegate, where necessary, the performance of any or all of the services hereunder to any member of a company controlled by Deutsche Bank AG ("Group Companies"), unless such delegation would violate the anti-assignment provisions of the Investment Advisers Act.

3.    COMPENSATION OF DEUTSCHE

      The Subadviser will pay Deutsche with respect to each Lifestyle Trust the compensation specified in Appendix A to this Agreement.

4.    LIABILITY OF DEUTSCHE

a. Neither Deutsche nor any of its directors, officers or employees shall be liable to the Adviser, the Subadviser or the Trust for any error of judgment or mistake of law or for any loss suffered by the Adviser, the Subadviser or the Trust in connection with the matters to which this Agreement relates except for losses resulting from willful misfeasance, bad faith or gross negligence in the performance of, or from the reckless disregard of, the duties of Deutsche or any of its directors.

b. Deutsche and any of its directors, officers or employees shall not in any event have any liability to the Trust, Adviser or Subadviser to the extent that performance of its obligations is prevented or impeded as a consequence of any circumstances beyond its reasonable control, including (without limitation) nationalization, currency restrictions, acts of war, acts of God, breakdown or failure of transmission or communications or computer facilities that is not due to the gross negligence of the Deutsche or any of its affiliates, postal or other strikes or industrial action, Government action, or the failure or disruption of any stock exchange, clearing house, settlements system or market.

5.    CONFLICTS OF INTEREST

      It is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in Deutsche as trustees, officers, partners or otherwise; that employees, agents and partners of Deutsche are or may be interested in the Trust as trustees, officers, shareholders or otherwise; that Deutsche may be interested in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Trust or by specific provision of applicable law.

6.    REGULATION

      Deutsche shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

7.    DURATION AND TERMINATION OF AGREEMENT

      This Agreement shall become effective with respect to each Lifestyle Trust on the later of:

      (i)   its execution, and

      (ii) the date of the meeting of the Board of Trustees of the Trust, at which meeting this Agreement is approved as described below.

      The Agreement will continue in effect for a period more than two years from the date of its execution with respect to each Lifestyle Trust only so long as such continuance is specifically approved at least annually either (i) by the Trustees of the Trust or (ii) by a majority of the outstanding voting securities of the Lifestyle Trusts, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the Investment Company Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

      Any required shareholder approval of the Agreement, or of any continuance of the Agreement, shall be effective with respect to any Lifestyle Trust if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of that Lifestyle Trust votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Lifestyle Trust affected by the Agreement or (b) all the Lifestyle Trusts.

      If any required shareholder approval of this Agreement or any continuance of the Agreement is not obtained, Deutsche will continue to provide the services described herein with respect to the affected Lifestyle Trust pending the required approval of the Agreement or its continuance or of a new contract with Deutsche or a different adviser or other definitive action; provided, that the compensation received by Deutsche in respect of such Lifestyle Trust during such period is in compliance with Rule 15a-4 under the Investment Company Act.

      This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Trust, by the vote of a majority of the outstanding voting securities of the Trust, or with respect to any Lifestyle Trust by the vote of a majority of the outstanding voting securities of such portfolio, on sixty days' written notice to the Adviser, Subadviser and Deutsche, or by the Adviser, Subadviser or Deutsche on sixty days' written notice to the Trust and the other parties. This Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company Act), in the event the Subadvisory Agreement between the Subadviser and the Adviser terminates for any reason with respect to the Lifestyle

Trusts or in the event the Advisory Agreement between the Adviser and the Trust terminates for any reason with respect to the Lifestyle Trusts.

8.    PROVISION OF CERTAIN INFORMATION BY DEUTSCHE

      Deutsche will promptly notify the Adviser and the Subadviser in writing of the occurrence of any of the following events:

a. Deutsche fails to be registered as an investment adviser under the Investment Advisers Act;

b. Deutsche is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and

c. any change in control of Deutsche within the meaning of the Investment Company Act.

9.    SERVICES TO OTHER CLIENTS

      The Adviser and the Subadviser understand, and have advised the Trust's Board of Trustees, that Deutsche now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts and as investment adviser or subadviser to other investment companies. Further, the Adviser and Subadviser understand, and have advised the Trust's Board of Trustees that Deutsche and its affiliates may give advice and take action for its accounts, including investment companies, which differs from advice given on the timing or nature of action taken for the Lifestyle Trusts. Deutsche is not obligated to initiate transactions for a Lifestyle Trust in any security which Deutsche, its affiliates or employees may purchase or sell for their own accounts or other clients.

10.   AMENDMENTS TO THE AGREEMENT

      This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the Trustees of the Trust and by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval shall be effective with respect to any Lifestyle Trust if a majority of the outstanding voting securities of that Lifestyle Trust vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Lifestyle Trust affected by the amendment or (b) all the Lifestyle Trusts of the Trust.

11.   ENTIRE AGREEMENT

      This Agreement contains the entire understanding and agreement of the parties.

12.   HEADINGS

      The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

13.   NOTICES

      All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust, Deutsche or the Subadviser, as applicable, or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

14.   SEVERABILITY

      Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

15.   Representations OF THE ADVISER and SubADVISER

a. The Adviser and Subadviser each separately represent, warrant and agree on a continuing basis the following:

      1. it has the authority to enter into this Agreement, and that it has taken all steps necessary to appoint Deutsche to perform the services envisaged in this Agreement;

      2. it is duly authorized and empowered to perform its duties and obligations hereunder and that the terms of this Agreement do not constitute a breach of any obligations by which it is bound whether arising by contract, operation of law or otherwise;

      3. as a condition of the provision of services by the Deutsche hereunder, it will produce to Deutsche such documents as it may require as evidence of its authority to enter into this Agreement, and will forthwith advise Deutsche of any variation of or supplements to such documents relevant to its authority to enter into this Agreement; and

      4. it will notify Deutsche promptly if there is any change to the investment policies of the Portfolio and will provide such other relevant information as Deutsche may from time to time reasonably require in order to fulfill its legal, regulatory and contractual obligations relating to fulfilling its obligations under this Agreement, such relevant information including, but not limited to, providing Deutsche with historical performance (monthly return) for all of the managers that it wishes to include in Deutsche's analysis, its performance objective (benchmarks for each Lifestyle Trust, constraints, performance objective), and any views that it wishes to place on a benchmark or a manager's future performance. The Subadviser and the Adviser each separately acknowledge that a failure to provide such information may adversely affect the quality of the services that Deutsche may provide.

b. Deutsche represents, warrants and agrees on a continuing basis the following:

      1. it is duly registered as an investment adviser under the Investment Advisers Act of 1940;

      2.    it has the authority to enter into this Agreement;

      3. it is duly authorized and empowered to perform its duties and obligations hereunder and that the terms of this Agreement do not constitute a breach of any obligations by which the Deutsche is bound whether arising by contract, operation of law or otherwise.

16.   GOVERNING LAW

      The provisions of this Agreement shall be construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of The Commonwealth of Massachusetts, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

17.   LIMITATION OF LIABILITY

      The Agreement and Declaration of Trust, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name " John Hancock Funds II" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction of any obligation or claim, in connection with the affairs of the Trust or any portfolio thereof, but only the assets belonging to the Trust, or to the particular Portfolio with respect to which such obligation or claim arose, shall be liable.

18.   CONFIDENTIALITY OF TRUST PORTFOLIO HOLDINGS

      Deutsche agrees to treat Trust portfolio holdings as confidential information in accordance with the Trust's "Policy Regarding Disclosure of Portfolio Holdings," as such policy may be amended from time to time, and to prohibit its employees from trading on any such confidential information.

19.   CONSULTATION WITH SUBADVISERS TO OTHER TRUST PORTFOLIOS

      As required by Rule 17a-10 under the Investment Company Act of 1940, the Deutsche is prohibited from consulting with the entities listed below concerning transactions for a Portfolio in securities or other assets:

      1.    other subadvisers to a Portfolio

      2.    other subadvisers to a Trust portfolio

      3. other subadvisers to a portfolio under common control with the Portfolio

         (THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

                                        JOHN HANCOCK INVESTMENT MANAGEMENT
                                        SERVICES, LLC

                                        By: John Hancock Life Insurance Company
                                            (U.S.A.), Managing Member

                                        By: ____________________________________
                                              John D. DesPrez III
                                              Chairman

                                        MFC GLOBAL INVESTMENT MANAGEMENT
                                        (U.S.A.) LIMITED

                                        By: ____________________________________
                                              Name:
                                              Title:

                                        DEUTSCHE ASSET MANAGEMENT, INC.

                                        By: ____________________________________
                                              Name:
                                              Title:

                                   APPENDIX A

      The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the "Subadviser Fee"):

                                                                             BETWEEN
                                                                           $1.5 BILLION
                                                      FIRST                    AND                  EXCESS OVER
                                                  $1.5 BILLION             $7.5 BILLION            $7.5 BILLION
                                                  OF AGGREGATE             OF AGGREGATE            OF AGGREGATE
PORTFOLIO                                          NET ASSETS*              NET ASSETS*             NET ASSETS*
---------                                         ------------             ------------            ------------
Lifestyle Aggressive 1000 Fund                       0.0500%                  0.020%                  0.010%

Lifestyle Growth 820 Fund                            0.0500%                  0.020%                  0.010%

Lifestyle Balanced 640 Fund                          0.0500%                  0.020%                  0.010%

Lifestyle Moderate 460 Fund                          0.0500%                  0.020%                  0.010%

Lifestyle Conservative 280 Fund                      0.0500%                  0.020%                  0.010%

*The term Aggregate Net Assets includes the net assets of a Portfolio of the Trust. It also includes with respect to each Portfolio the net assets of one or more other portfolios as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee, the net assets of the Portfolio and each other portfolio of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

TRUST PORTFOLIO(S)                             OTHER PORTFOLIO(S)
------------------                             ------------------
Lifestyle Aggressive 1000 Fund       --        Lifestyle Growth 820 Trust

                                               Lifestyle Balanced 640 Trust

                                               Lifestyle Moderate 460 Trust

                                               Lifestyle Conservative 280 Trust, each a
                                               series of John Hancock Funds II and

                                               Lifestyle Aggressive Trust

                                               Lifestyle Growth Trust

                                               Lifestyle Balanced Trust

                                               Lifestyle Moderate Trust

                                               Lifestyle Conservative Trust, each a series of
                                               John Hancock Trust

TRUST PORTFOLIO(S)                             OTHER PORTFOLIO(S)
------------------                             ------------------
Lifestyle Growth 820 Trust                     Lifestyle Aggressive 1000 Trust

                                               Lifestyle Balanced 640 Trust

                                               Lifestyle Moderate 460 Trust

                                               Lifestyle Conservative 280 Trust, each a series
                                               of John Hancock Funds II and

                                               Lifestyle Aggressive Trust

                                               Lifestyle Growth Trust

                                               Lifestyle Balanced Trust

                                               Lifestyle Moderate Trust

                                               Lifestyle Conservative Trust, each a series of
                                               John Hancock Trust

Lifestyle Balanced 640 Trust                   Lifestyle Aggressive 1000 Trust

                                               Lifestyle Growth 820 Trust

                                               Lifestyle Moderate 460 Trust

                                               Lifestyle Conservative 280 Trust, each a series of
                                               John Hancock Funds II and

                                               Lifestyle Aggressive Trust

                                               Lifestyle Growth Trust

                                               Lifestyle Balanced Trust

                                               Lifestyle Moderate Trust

                                               Lifestyle Conservative Trust, each a series of
                                               John Hancock Trust

Lifestyle Moderate 460 Trust                   Lifestyle Aggressive 1000 Trust

                                               Lifestyle Growth 820 Trust

                                               Lifestyle Balanced 640 Trust

                                               Lifestyle Conservative 280 Trust, each a series
                                               of John Hancock Funds II and

                                               Lifestyle Aggressive Trust

                                               Lifestyle Growth Trust

                                               Lifestyle Balanced Trust

                                               Lifestyle Moderate Trust

                                               Lifestyle Conservative Trust, each a series of
                                               John Hancock Trust

TRUST PORTFOLIO(S)                             OTHER PORTFOLIO(S)
------------------                             ------------------
Lifestyle Conservative 280 Trust               Lifestyle Aggressive 1000 Trust

                                               Lifestyle Growth 820 Trust

                                               Lifestyle Balanced 640 Trust

                                               Lifestyle Moderate 460 Trust, each a series of
                                               John Hancock Funds II and

                                               Lifestyle Aggressive Trust

                                               Lifestyle Growth Trust

                                               Lifestyle Balanced Trust

                                               Lifestyle Moderate Trust

                                               Lifestyle Conservative Trust, each a series of
                                               John Hancock Trust

      The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the "Applicable Annual Fee Rate"). The Subadviser Fee for each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

      If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.